Exhibit 4.2

MPA A3613.0

SUBSTITUTION OF RIGHTS AGENT AND AMENDMENT

TO AMENDED AND RESTATED RIGHTS AGREEMENT

This SUBSTITUTION OF RIGHTS AGENT AND AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (this “Amendment”) is entered into as of December 8, 2005 by and between Countrywide Financial Corporation for itself and for the benefit of its subsidiaries and affiliates (“Countrywide”), a Delaware corporation, with a principal place of business at 4500 Park Granada, Calabasas, California 91302 and American Stock Transfer & Trust Company (“AST”), a New York banking corporation with its principal place of business at 59 Maiden Lane, New York, NY 10038, as a substitution of rights agent and an amendment to the Amended and Restated Rights Agreement by and between Countrywide Credit Industries, Inc. (now known as Countrywide Financial Corporation) and The Bank of New York (“Bank”) dated as of November 27, 2001 (together with all other amendments to such agreement prior to the date hereof, collectively, the “Existing Agreement,” and together with this Amendment, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Agreement.

RECITALS

WHEREAS, Countrywide and Bank entered into the Existing Agreement whereby Bank was appointed as Rights Agent;

WHEREAS, Countrywide desires to remove Bank as Rights Agent and substitute AST as the successor Rights Agent and AST desires to accept such appointment; and,

WHEREAS, Countrywide has provided the Bank a notice of removal of the Bank as Rights Agent pursuant to Section 22 of the Existing Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements, covenants, and conditions set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.                                       The term of this Amendment shall commence and shall be effective on December 8, 2005 at 12:01am (Eastern Time) (the “Amendment Effective Date”).

2.                                       Section 22 of the Existing Agreement is hereby amended to provide that any successor Rights Agent shall, at the time of its appointment as Rights Agent, have a combined capital and surplus of at least $10,000,000, instead of $50,000,000 as currently provided. The fifth (5th) sentence of Section 22 of the Existing Agreement shall now read as follows:

“Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence.”

3.                                       Countrywide hereby appoints AST as Rights Agent pursuant to Section 22 of the Existing Agreement, to serve in the capacity and for the consideration and subject to all of the terms and conditions of the Rights Agent.

4.                                       AST hereby accepts the appointment as Rights Agent and undertakes all of the duties and obligations imposed by the Existing Agreement and to serve as Rights Agent subject to all of the terms and conditions of the Existing Agreement including, with respect to compensation and reimbursement of reasonable expenses and counsel fees and disbursements, Section 19 therein except as may be modified by this Amendment. Countrywide shall not be responsible for or reimburse AST for any expenses incurred by AST, including counsel fees and disbursements, in the performance of services unless previously agreed to in writing by Countrywide.

5.                                       Pursuant to Section 19 of the Existing Agreement, AST shall invoice Countrywide Two Hundred Dollars ($200) per month for all services rendered after the Amendment Effective Date during any preceding calendar month by AST under the Agreement. Invoices should be sent to:

Countrywide Financial Corporation

Attn:  Executive Vice President, Investor Relations

4500 Park Granada, CH-19

Calabasas, CA  91302

MPA # A3613.0

Each invoice shall include a reference to this Agreement and other items as may be requested by Countrywide. Countrywide shall pay AST all undisputed invoices within thirty (30) days of receipt.

6.                                       From and after the Amendment Effective Date, each and every reference in the Existing Agreement to a “Rights Agent” shall be deemed to be a reference to AST.

7.                                       Section 26 of the Existing Agreement shall be amended to provide that notices or demands pursuant to the Agreement shall be addressed as follows:

If to Company:

Countrywide Financial Corporation

4500 Park Granada

Calabasas, California 91302

Attention: Senior Managing Director, General Counsel, Corporate and Securities and Corporate Secretary

With copies to:

Countrywide Financial Corporation

4500 Park Granada

Calabasas, California 91302

Attention: Executive Vice President, Investor Relations

Countrywide Financial Corporation

450 American Street

Mail Stop SV3-62

Simi Valley, CA 93065

If to AST:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Attention: Corporate Trust Department

8.                                       Section 3(b) of the Existing Agreement shall now read as follows:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and American Stock Transfer & Trust Company (the “Rights Agent”), dated as of November 27, 2001, as amended, and as such may be further amended from time to time thereafter (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Countrywide Financial Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Countrywide Financial Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) of certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in Section 11(a)(ii) and Section 13(a) of the Rights Agreement.”

9.                                       Exhibit B of the Existing Agreement shall be deleted in its entirety and shall be replaced in its entirety with the Exhibit B in Attachment 1 hereto.

10.                                 To the extent that the terms and provisions of the Existing Agreement do not conflict with the terms and provisions of this Amendment, then such terms and provisions shall remain in full force and legal effect. To the extent that there is a conflict between the terms and provisions of the Existing Agreement and this Amendment, the terms and provisions of this Amendment shall govern for purposes of the subject matter of this Amendment only.

11.                                 This Amendment and the Existing Agreement constitute the entire understanding and agreement with respect to the subject matter of this Amendment and the Existing Agreement, and supersede any and all prior or contemporaneous representations, understandings, and agreements whether oral or written between the parties relating to the subject matter of this Amendment or the Existing Agreement, all of which are merged in to this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties to this Amendment, by their duly authorized representatives, have executed this Amendment as of the date first written above.

COUNTRYWIDE FINANCIAL CORPORATION		AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Michael Kamenca	By:	/s/ Herbert J. Lemmer

Name:	Michael Kamenca	Name:	Herbert J. Lemmer

Title:	VP, Corporate Contracts	Title:	Vice President

Date:	12/07/2005	Date:	01-06-06

ATTACHMENT 1

Exhibit B

[Form of Rights Certificate]

Certificate No. R- Rights

NOT EXERCISABLE AFTER FEBRUARY 28, 2012 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED IN AND UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

Rights Certificate

Countrywide Financial Corporation

This certifies that                                                              , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of November 27, 2001, as amended (the “Rights Agreement”) between Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Los Angeles time) on February 28, 2012 at the principal office of the Rights Agent in Los Angeles, California, one two-thousandth of a fully paid, nonassessable share of Series A Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $175 per one two-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 15, 2001, based on the Preferred Stock as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.

Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this certificate may become void without any further action by the Company.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one two-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been counter-signed by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     .

By
Name:	Name:
Title:	Title:

Countersigned:

Authorized Signature

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                       hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                          Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Signature
Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: , 20
Signature

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Rights Certificate pursuant to
Section 11(a)(ii) of the Rights Agreement.)

To COUNTRYWIDE FINANCIAL CORPORATION:

The undersigned hereby irrevocably elects to exercise           Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

(Please insert social security or other identifying number)

(Please print name and address)

The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

(Please print name and address)

Signature
Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                  the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)                                  this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(3)                                  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: , 20
Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Rights Certificate other than pursuant to
Section 11(a)(ii) of the Rights Agreement.)

To COUNTRYWIDE FINANCIAL CORPORATION:

The undersigned hereby irrevocably elects to exercise            Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

(Please insert social security or other identifying number)

(Please print name and address)

The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

(Please print name and address)

Dated: , 20

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                  the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)                                  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: , 20
Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

* The portion of the legend in brackets shall be inserted only if applicable.